T. ROWE PRICE MEDIA & TELECOMMUNICATIONS FUND, INC.
                     (A Maryland Corporation)

                   AMENDED AND RESTATED BY-LAWS

                            ARTICLE I

        NAME OF CORPORATION, LOCATION OF OFFICES, AND SEAL


  Section 1.01. Name: The name of the Corporation is T. ROWE PRICE MEDIA & TELECOMMUNICATIONS FUND, INC.

  Section 1.02. Principal Office: The principal office of the Corporation in the State of Maryland shall be located in the City of Baltimore. The Corporation may, in addition, establish and maintain such other offices and places of business, within or outside the State of Maryland, as the Board of Directors may from time to time determine.
[MGCL, Sections 2-103(4), 2-108(a)(1)]

     Section 1.03. Seal: The corporate seal of the Corporation shall be circular in form, and shall bear the name of the Corporation, the year of its incorporation, and the words "Corporate Seal, Maryland." The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. In lieu of affixing the corporate seal to any document it shall be sufficient to meet the requirements of any law, rule, or regulation relating to a corporate seal to affix the word "(Seal)" adjacent to the signature of the authorized officer of the Corporation. Any officer or Director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same.
[MGCL, Sections 1-304(b), 2-103(3)]
                            ARTICLE II

                           SHAREHOLDERS

     Section 2.01. Annual Meetings: The Corporation shall not be required to hold an annual meeting of its shareholders in any year unless the Investment Company Act of 1940 requires an election of directors by shareholders. In the event that the Corporation shall be so required to hold an annual meeting, such meeting shall be held at a date and time set by the Board of Directors, which date shall be no later than 120 days after the occurrence of the event requiring the meeting. Any shareholders' meeting held in accordance with the preceding sentence shall for all purposes constitute the annual meeting of shareholders for the fiscal year of the corporation in which the meeting is held. At any such meeting, the shareholders shall elect directors to hold the offices of any directors who have held office for more than one year or who have been elected by the Board of Directors to fill vacancies which result from any cause. Except as the Articles of Incorporation or statute provides otherwise, Directors may transact any business within the powers of the Corporation as may properly come before the meeting. Any business of the Corporation may be transacted at the annual meeting without being specially designated in the notice, except such business as is specifically required by statute to be stated in the notice. [MGCL, Section 2-501]

     Section 2.02. Special Meetings: Special meetings of the shareholders may be called at any time by the Chairman of the Board, the President, any Vice President, or by the Board of Directors. Special meetings of the shareholders shall be called by the Secretary on the written request of shareholders entitled to cast at least ten (10) percent of all the votes entitled to be cast at such meeting, provided that (a) such request shall state the purpose or purposes of the meeting and the matters proposed to be acted on, and (b) the shareholders requesting the meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such shareholders. Unless requested by shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted upon at any special meeting of the shareholders held during the preceding twelve (12) months. [MGCL, Section 2-502]

     Section 2.03. Place of Meetings: All shareholders' meetings shall be held at such place within the United States as may be fixed from time to time by the Board of Directors. [MGCL, Section 2-503]

     Section 2.04. Notice of Meetings: Not less than ten (10) days, nor more than ninety (90) days before each shareholders' meeting, the Secretary or an Assistant Secretary of the Corporation shall give to each shareholder entitled to vote at the meeting, and each other shareholder entitled to notice of the meeting, written notice stating (1) the time and place of the meeting, and (2) the purpose or purposes of the meeting if the meeting is a special meeting or if notice of the purpose is required by statute to be given. Such notice shall be personally delivered to the shareholder, or left at his residence or usual place of business, or mailed to him at his address as it appears on the records of the Corporation. Notice shall be deemed to be given when deposited in the United States mail addressed to the shareholders as aforesaid. No notice of a shareholders' meeting need be given to any shareholder who shall sign a written waiver of such notice, whether before or after the meeting, which is filed with the records of shareholders' meetings, or to any shareholder who is present at the meeting in person or by proxy. Notice of adjournment of a shareholders' meeting to another time or place need not be given if such time and place are announced at the meeting, unless the adjournment is for more than one hundred twenty (120) days after the original record date. Irregularities in the notice of any meeting to, or the nonreceipt of any such notice by, any of the stockholders shall not invalidate any action otherwise properly taken by or at any such meeting. [MGCL, Sections 2-504, 2-511(d)]

     Section 2.05. Voting - In General: Except as otherwise specifically provided in the Articles of Incorporation or these By-Laws, or as required by provisions of the Investment Company Act with respect to the vote of a series, if any, of the Corporation, at every shareholders' meeting, each shareholder shall be entitled to one vote for each share of stock of the Corporation validly issued and outstanding and held by such shareholder, except that no shares held by the Corporation shall be entitled to a vote. Fractional shares shall be entitled to fractional votes. Except as otherwise specifically provided in the Articles of Incorporation, or these By-Laws, or as required by provisions of the Investment Company Act, a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting. [MGCL, Sections 2-214(a)(i), 2-506(a)(2), 2-507(a), 2-509(b)]

     At any meeting at which there is an election of Directors, the Chairman of the meeting may, and upon the request of the holders of ten (10) percent of the stock entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall, after the election, make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed as an inspector.

     Section 2.06. Shareholders Entitled to Vote: If, pursuant to Section 8.05 hereof, a record date has been fixed for the determination of shareholders entitled to notice of or to vote at any shareholders' meeting, each shareholder of the Corporation shall be entitled to vote in person or by proxy, each share or fraction of a share of stock outstanding in his name on the books of the Corporation on such record date. If no record date has been fixed for the determination of shareholders, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which notice of the meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting, or, if notice is waived by all shareholders, at the close of business on the tenth (10th) day next preceding the date of the meeting. [MGCL, Sections 2-507, 2-511]

     Section 2.07. Voting - Proxies: The right to vote by proxy shall exist only if the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his attorney thereunto duly authorized in writing. No proxy shall be valid more than eleven (11) months after its date unless it provides for a longer period. All proxies shall be delivered to the Secretary of the Corporation or to the person acting as Secretary of the meeting before being voted, who shall decide all questions concerning qualification of voters, the validity of proxies, and the acceptance or rejection of votes. If inspectors of election have been appointed by the chairman of the meeting, such inspectors shall decide all such questions. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise. [MGCL, Section 2-507(b)]

     Section 2.08. Quorum: The presence at any shareholders' meeting, in person or by proxy, of shareholders entitled to cast a majority of the votes entitled to be cast at the meeting shall constitute a quorum. [MGCL, Section 2-506(a)]

     Section 2.09. Absence of Quorum: In the absence of a quorum, the holders of a majority of shares entitled to vote at the meeting and present thereat in person or by proxy, or, if no shareholder entitled to vote is present in person or by proxy, any officer present who is entitled to preside at or act as Secretary of such meeting, may adjourn the meeting sine die or from time to time. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

     Section 2.10. Stock Ledger and List of Shareholders: It shall be the duty of the Secretary or Assistant Secretary of the Corporation to cause an original or duplicate stock ledger to be maintained at the office of the Corporation's transfer agent, containing the names and addresses of all shareholders and the number of shares of each class held by each shareholder. Such stock ledger may be in written form, or any other form capable of being converted into written form within a reasonable time for visual inspection.
Any one or more persons, who together are and for at least six (6) months have been shareholders of record of at least five percent (5%) of the outstanding capital stock of the Corporation, may submit (unless the Corporation at the time of the request maintains a duplicate stock ledger at its principal office) a written request to any officer of the Corporation or its resident agent in Maryland for a list of the shareholders of the Corporation. Within twenty (20) days after such a request, there shall be prepared and filed at the Corporation's principal office a list, verified under oath by an officer of the Corporation or by its stock transfer agent or registrar, which sets forth the name and address of each shareholder and the number of shares of each class which the shareholder holds. [MGCL, Sections 2-209, 2-513]

     Section 2.11. Informal Action By Shareholders: Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if the following are filed with the records of shareholders' meetings:

            (a) A unanimous written consent which sets forth the action and is signed by each shareholder entitled to vote on the matter; and

            (b) A written waiver of any right to dissent signed by each shareholder entitled to notice of the meeting, but not entitled to vote at it.

                      [MGCL, Section 2-505]



                           ARTICLE III

                        BOARD OF DIRECTORS


  Section 3.01. Number and Term of Office: The Board of Directors shall consist of one (1) Director, which number may be increased by a resolution of a majority of the entire Board of Directors, provided that the number of Directors shall not be more than fifteen (15) nor less than the lesser of (i) three (3) or (ii) the number of shareholders of the Corporation. Each Director (whenever elected) shall hold office until the next annual meeting of shareholders and until his successor is elected and qualifies or until his earlier death, resignation, or removal. [MGCL, Sections 2-402, 2-404, 2-405]

  Section 3.02. Qualification of Directors: No member of the Board of Directors need be a shareholder of the Corporation, but at least one member of the Board of Directors shall be a person who is not an interested person (as such term is defined in the Investment Company Act) of the investment adviser of the Corporation, nor an officer or employee of the Corporation. [MGCL,
Section 2-403; Investment Company Act, Section 10(d)]

  Section 3.03. Election of Directors: Until the first annual meeting of shareholders, or until successors are duly elected and qualified, the Board of Directors shall consist of the persons named as such in the Articles of Incorporation. Thereafter, except as otherwise provided in Sections 3.04 and
3.05 hereof, at each annual meeting, the shareholders shall elect Directors to hold office until the next annual meeting and/or until their successors are elected and qualify. In the event that Directors are not elected at an annual shareholders' meeting, then Directors may be elected at a special shareholders' meeting. Directors shall be elected by vote of the holders of a plurality of the shares present in person or by proxy and entitled to vote. [MGCL, Section 2-404]

  Section 3.04. Removal of Directors: At any meeting of shareholders, duly called and at which a quorum is present, the shareholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any Director or Directors from office, either with or without cause, and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed Directors. [MGCL, Sections 2-406, 2-407]

  Section 3.05. Vacancies and Newly Created Directorships: If any vacancies occur in the Board of Directors by reason of resignation, removal or otherwise, or if the authorized number of Directors is increased, the Directors then in office shall continue to act, and such vacancies (if not previously filled by the shareholders) may be filled by a majority of the Directors then in office, whether or not sufficient to constitute a quorum, provided that, immediately after filling such vacancy, at least two-thirds of the Directors then holding office shall have been elected to such office by the shareholders of the Corporation. In the event that at any time, other than the time preceding the first meeting of shareholders, less than a majority of the Directors of the Corporation holding office at that time were so elected by the shareholders, a meeting of the shareholders shall be held promptly and in any event within sixty (60) days for the purpose of electing Directors to fill any existing vacancies in the Board of Directors unless the Securities and Exchange Commission shall by order extend such period. Except as provided in Section 3.04 hereof, a Director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of shareholders or until his successor is elected and qualifies. [MGCL, Section 2-407; Investment Company Act, Section 16(a)]


  Section 3.06.  General Powers:

            (a) The property, business, and affairs of the Corporation shall be managed under the direction of the Board of Directors which may exercise all the powers of the Corporation except such as are by law, by the Articles of Incorporation, or by these By-Laws conferred upon or reserved to the shareholders of the Corporation. [MGCL,
                 Section 2-401]

            (b) All acts done by any meeting of the Directors or by any person acting as a Director, so long as his successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the Directors or such person acting as a Director or that they or any of them were disqualified, be as valid as if the Directors or such person, as the case may be, had been duly elected and were or was qualified to be Directors or a Director of the Corporation.

  Section 3.07. Power to Issue and Sell Stock: The Board of Directors may from time to time authorize by resolution the issuance and sale of any of the Corporation's authorized shares to such persons as the Board of Directors shall deem advisable and such resolution shall set the minimum price or value of consideration for the stock or a formula for its determination, and shall include a fair description of any consideration other than money and a statement of the actual value of such consideration as determined by the Board of Directors or a statement that the Board of Directors has determined that the actual value is or will be not less than a certain sum.
[MGCL, Section 2-203]

  Section 3.08.  Power to Declare Dividends:

            (a) The Board of Directors, from time to time as it may deem advisable, may declare and the Corporation pay dividends, in cash, property, or shares of the Corporation available for dividends out of any source available for dividends, to the shareholders according to their respective rights and interests. [MGCL, Section 2-309]

            (b) The Board of Directors shall cause to be accompanied by a written statement any dividend payment wholly or partly from any source other than the Corporation's accumulated undistributed net income (determined in accordance with good accounting practice and the rules and regulations of the Securities and Exchange Commission then in effect) not including profits or losses realized upon the sale of securities or other properties. Such statement shall adequately disclose the source or sources of such payment and the basis of calculation and shall be otherwise in such form as the Securities and Exchange Commission may prescribe. [Investment Company Act, Section 19; SEC Rule 19a-1; MGCL, Section 2-309(c)]

            (c) Notwithstanding the above provisions of this Section 3.08, the Board of Directors may at any time declare and distribute pro rata among the shareholders a stock dividend out of the Corporation's authorized but unissued shares of stock, including any shares previously purchased by the Corporation, provided that such dividend shall not be distributed in shares of any class with respect to any shares of a different class. The shares so distributed shall be issued at the par value thereof, and there shall be transferred to stated capital, at the time such dividend is paid, an amount of surplus equal to the aggregate par value of the shares issued as a dividend and there may be transferred from earned surplus to capital surplus such additional amount as the Board of Directors may determine. [MGCL, Section 2-309]

  Section 3.09.  Annual and Regular Meetings:  The annual meeting of the
Board of Directors for choosing officers and transacting other proper business shall be held after the annual shareholders' meeting at such time and place as may be specified in the notice of such meeting of the Board of Directors or, in the absence of such annual shareholders' meeting, at such time and place as the Board of Directors may provide. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix their time and place (within or outside the State of Maryland).
[MGCL, Section 2-409(a)]

  Section 3.10. Special Meetings: Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President (or, in the absence or disability of the President, by any Vice President), the Treasurer, or two or more Directors, at the time and place (within or outside the State of Maryland) specified in the respective notices or waivers of notice of such meetings.

  Section 3.11. Notice: Notice of annual, regular, and special meetings shall be in writing, stating the time and place, and shall be mailed to each Director at his residence or regular place of business or caused to be delivered to him personally or to be transmitted to him by telegraph, cable, or wireless at least two (2) days before the day on which the meeting is to be held. Except as otherwise required by the By-Laws or the Investment Company Act, such notice need not include a statement of the business to be transacted at, or the purpose of, the meeting. [MGCL, Section 2-409(b)]

  Section 3.12. Waiver of Notice: No notice of any meeting need be given to any Director who is present at the meeting or to any Director who signs a waiver of the notice of the meeting (which waiver shall be filed with the records of the meeting), whether before or after the meeting. [MGCL, Section 2-409(c)]

  Section 3.13. Quorum and Voting: At all meetings of the Board of Directors the presence of one-third of the total number of Directors authorized, but not less than two (2) Directors if there are at least two directors, shall constitute a quorum. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by law, by the Articles of Incorporation or by these By-Laws. [MGCL,
Section 2-408]

  Section 3.14. Conference Telephone: Members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board or of such committee by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at such meeting. [MGCL, Section 2-409(d)]

  Section 3.15. Compensation: Each Director may receive such remuneration for his services as shall be fixed from time to time by resolution of the Board of Directors.

  Section 3.16. Action Without a Meeting: Except as otherwise provided under the Investment Company Act, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if a unanimous written consent which sets forth the action is signed by all members of the Board or of such committee and such written consent is filed with the minutes of proceedings of the Board or committee. [MGCL, Section 2-408(c)]

  Section 3.17. Director Emeritus: Upon the retirement of a Director of the Corporation, the Board of Directors may designate such retired Director as a Director Emeritus. The position of Director Emeritus shall be honorary only and shall not confer upon such Director Emeritus any responsibility, or voting authority, whatsoever with respect to the Corporation. A Director Emeritus may, but shall not be required to, attend the meetings of the Board of Directors and receive materials normally provided Directors relating to the Corporation. The Board of Directors may establish such compensation as it may deem appropriate under the circumstances to be paid by the Corporation to a Director Emeritus.

                            ARTICLE IV

             EXECUTIVE COMMITTEE AND OTHER COMMITTEES


  Section 4.01. How Constituted: By resolution adopted by the Board of Directors, the Board may appoint from among its members one or more committees, including an Executive Committee, each consisting of at least two
(2) Directors. Each member of a committee shall hold office during the pleasure of the Board. [MGCL, Section 2-411]

  Section 4.02. Powers of the Executive Committee: Unless otherwise provided by resolution of the Board of Directors, the Executive Committee, in the intervals between meetings of the Board of Directors, shall have and may exercise all of the powers of the Board of Directors to manage the business and affairs of the Corporation except the power to:

            (a)  Declare dividends or distributions on stock;

            (b) Issue stock other than as provided in Section 2-411(b) of Corporations and Associations Article of the Annotated Code of Maryland;

            (c) Recommend to the shareholders any action which requires shareholder approval;

            (d)  Amend the By-Laws; or

            (e) Approve any merger or share exchange which does not require shareholder approval.

                     [MGCL, Section 2-411(a)]

  Section 4.03. Other Committees of the Board of Directors: To the extent provided by resolution of the Board, other committees shall have and may exercise any of the powers that may lawfully be granted to the Executive Committee. [MGCL, Section 2-411(a)]

  Section 4.04. Proceedings, Quorum, and Manner of Acting: In the absence of appropriate resolution of the Board of Directors, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable, provided that the quorum shall not be less than two (2) Directors. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member. [MGCL, Section 2-411(c)]

  Section 4.05. Other Committees: The Board of Directors may appoint other committees, each consisting of one or more persons who need not be Directors. Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the Board of Directors, but shall not exercise any power which may lawfully be exercised only by the Board of Directors or a committee thereof.


                            ARTICLE V

                             OFFICERS


  Section 5.01. General: The officers of the Corporation shall be a President, one or more Vice Presidents (one or more of whom may be designated Executive Vice President), a Secretary, and a Treasurer, and may include one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.11 hereof. The Board of Directors may elect, but shall not be required to elect, a Chairman of the Board.
[MGCL, Section 2-412]

  Section 5.02. Election, Term of Office and Qualifications: The officers of the Corporation (except those appointed pursuant to Section 5.11 hereof) shall be elected by the Board of Directors at its first meeting and thereafter at each annual meeting of the Board. If any officer or officers are not elected at any such meeting, such officer or officers may be elected at any subsequent regular or special meeting of the Board. Except as provided in Sections 5.03, 5.04, and 5.05 hereof, each officer elected by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his successor shall have been chosen and qualified. Any person may hold two or more offices of the Corporation, except that neither the Chairman of the Board, nor the President, may hold the office of Vice President, but no person shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law, the Articles of Incorporation, or these By-Laws to be executed, acknowledged, or verified by two or more officers. The Chairman of the Board shall be selected from among the Directors of the Corporation and may hold such office only so long as he continues to be a Director. No other officer need be a Director.
[MGCL, Sections 2-412, 2-413 and 2-415]

  Section 5.03. Resignation: Any officer may resign his office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

  Section 5.04. Removal: Any officer may be removed from office by the Board of Directors whenever in the judgment of the Board of Directors the best interests of the Corporation will be served thereby. [MGCL, Section 2-413(c)]

  Section 5.05 Vacancies and Newly Created Offices: If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Board of Directors at any meeting or, in the case of any office created pursuant to Section 5.11 hereof, by any officer upon whom such power shall have been conferred by the Board of Directors. [MGCL, Section 2-413(d)]

  Section 5.06. Chairman of the Board: Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board, if there be such an officer, shall be the chief executive and operating officer of the Corporation, shall preside at all shareholders' meetings, and at all meetings of the Board of Directors. He shall be ex officio a member of all standing committees of the Board of Directors. Subject to the supervision of the Board of Directors, he shall have general charge of the business, affairs, property, and operation of the Corporation and its officers, employees, and agents. He may sign (unless the President or a Vice President shall have signed) certificates representing stock of the Corporation authorized for issuance by the Board of Directors and shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.

  Section 5.07. President: Unless otherwise provided by resolution of the Board of Directors, the President shall, at the request of or in the absence or disability of the Chairman of the Board, or if no Chairman of the Board has been chosen, he shall preside at all shareholders' meetings and at all meetings of the Board of Directors and shall in general exercise the powers and perform the duties of the Chairman of the Board. He may sign (unless the Chairman or a Vice President shall have signed) certificates representing stock of the Corporation authorized for issuance by the Board of Directors. Except as the Board of Directors may otherwise order, he may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. He shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

  Section 5.08. Vice President: The Board of Directors shall, from time to time, designate and elect one or more Vice Presidents (one or more of whom may be designated Executive Vice President) who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the President. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, the Vice President in order of seniority of tenure in such office or in such other order as the Board of Directors may determine) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign (unless the Chairman, the President, or another Vice President shall have signed) certificates representing stock of the Corporation authorized for issuance by the Board of Directors.

  Section 5.09. Treasurer and Assistant Treasurers: The Treasurer shall be the principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, he shall have general supervision of the funds and property of the Corporation and of the performance by the custodian of its duties with respect thereto. He may countersign (unless an Assistant Treasurer or Secretary or Assistant Secretary shall have countersigned) certificates representing stock of the Corporation authorized for issuance by the Board of Directors. He shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all his transactions as Treasurer; and as soon as possible after the close of each fiscal year he shall make and submit to the Board of Directors a like report for such fiscal year. He shall cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting of shareholders and filed within twenty (20) days thereafter at the principal office of the Corporation. He shall perform all the acts incidental to the office of the Treasurer, subject to the control of the Board of Directors. Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, he may perform all the duties of the Treasurer.

  Section 5.10. Secretary and Assistant Secretaries: The Secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the shareholders and Directors in one or more books to be kept for that purpose. He shall keep in safe custody the seal of the Corporation and shall have charge of the records of the Corporation, including the stock books and such other books and papers as the Board of Directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any Director. He shall countersign (unless the Treasurer, an Assistant Treasurer or an Assistant Secretary shall have countersigned) certificates representing stock of the Corporation authorized for issuance by the Board of Directors. He shall perform such other duties as appertain to his office or as may be required by the Board of Directors. Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, he may perform all the duties of the Secretary.


  Section 5.11. Subordinate Officers: The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine.
The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities, and duties. Any officer or agent appointed in accordance with the provisions of this
Section 5.11 may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Directors. [MGCL, Section 2-412(b)]

  Section 5.12. Remuneration: The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors, except that the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 5.11 hereof.

  Section 5.13. Surety Bond: The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the Investment Company Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his or her duties to the Corporation, including responsibility for negligence and for the accounting for any of the Corporation's property, funds or securities that may come into his or her hands.



                            ARTICLE VI

                  CUSTODY OF SECURITIES AND CASH

  Section 6.01. Employment of a Custodian: The Corporation shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian)all funds, securities, and similar investments owned by the Corporation. The Custodian shall be a bank having an aggregate capital, surplus, and undivided profits of not less than $10,000,000. Subject to such rules, regulations, and orders as the Securities and Exchange Commission may adopt as necessary or appropriate for the protection of investors, the Corporation's Custodian may deposit all or a part of the securities owned by the Corporation in a sub-custodian or sub-custodians situated within or without the United States. The Custodian shall be appointed and its remuneration fixed by the Board of Directors. [Investment Company Act, Section 17(f)]

  Section 6.02. Central Certificate Service: Subject to such rules, regulations, and orders as the Securities and Exchange Commission may adopt as necessary or appropriate for the protection of investors, the Corporation's Custodian may deposit all or any part of the securities owned by the Corporation in a system for the central handling of securities established by a national securities exchange or national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities. [Investment Company Act, Section 17(f)]

  Section 6.03. Cash Assets: The cash proceeds from the sale of securities and similar investments and other cash assets of the Corporation shall be kept in the custody of a bank or banks appointed pursuant to Section 6.01 hereof, or in accordance with such rules and regulations or orders as the Securities and Exchange Commission may from time to time prescribe for the protection of investors, except that the Corporation may maintain a checking account or accounts in a bank or banks, each having an aggregate capital, surplus, and undivided profits of not less than $10,000,000, provided that the balance of such account or the aggregate balances of such accounts shall at no time exceed the amount of the fidelity bond, maintained pursuant to the requirements of the Investment Company Act and rules and regulations thereunder, covering the officers or employees authorized to draw on such account or accounts. [Investment Company Act, Section 17(f)]

  Section 6.04. Free Cash Accounts: The Corporation may, upon resolution of its Board of Directors, maintain a petty cash account free of the foregoing requirements of this Article VI in an amount not to exceed $500, provided that such account is operated under the imprest system and is maintained subject to adequate controls approved by the Board of Directors over disbursements and reimbursements including, but not limited to, fidelity bond coverage for persons having access to such funds. [Investment Company Act, Rule 17f-3]

  Section 6.05. Action Upon Termination of Custodian Agreement: Upon resignation of a custodian of the Corporation or inability of a custodian to continue to serve, the Board of Directors shall promptly appoint a successor custodian, but in the event that no successor custodian can be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a special meeting of the shareholders to determine whether the Corporation shall function without a custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares of stock of the Corporation, the custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.

  Section 6.06. Other Arrangements: The Corporation may make such other arrangements for the custody of its assets (including deposit arrangements) as may be required by any applicable law, rule or regulation.

                           ARTICLE VII

          EXECUTION OF INSTRUMENTS, VOTING OF SECURITIES


  Section 7.01. Execution of Instruments: All deeds, documents, transfers, contracts, agreements, requisitions or orders, promissory notes, assignments, endorsements, checks and drafts for the payment of money by the Corporation, and other instruments requiring execution by the Corporation shall be signed by the Chairman, the President, a Vice President, or the Treasurer, or as the Board of Directors may otherwise, from time to time, authorize. Any such authorization may be general or confined to specific instances.

  Section 7.02. Voting of Securities: Unless otherwise ordered by the Board of Directors, the Chairman, the President, or any Vice President shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meeting of shareholders of any company in which the Corporation may hold stock. At any such meeting such officer shall possess and may exercise (in person or by proxy) any and all rights, powers, and privileges incident to the ownership of such stock. The Board of Directors may by resolution from time to time confer like powers upon any other person or persons. [MGCL, Section 2-509]



                           ARTICLE VIII

                          CAPITAL STOCK


  Section 8.01.  Ownership of Shares:

            (a) Certificates certifying the ownership of shares will not be issued for shares purchased or otherwise acquired. The ownership of shares, full or fractional, shall be recorded on the books of the Corporation or its agent. The record books of the Corporation as kept by the Corporation or its agent, as the case may be, shall be conclusive as to the number of shares held from time to time by each such shareholder.

  Section 8.02.  Transfer of Capital Stock:

            (a) Shares of stock of the Corporation shall be transferable only upon the books of the Corporation kept for such purpose.

            (b) The Corporation shall be entitled to treat the holder of record of any share of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable, or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the statutes of the State of Maryland.

  Section 8.03. Transfer Agents and Registrars: The Board of Directors may, from time to time, appoint or remove transfer agents and registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar.

  Section 8.04. Transfer Regulations: The shares of stock of the Corporation may be freely transferred, and the Board of Directors may, from time to time, adopt lawful rules and regulations with reference to the method of transfer of the shares of stock of the Corporation.

  Section 8.05. Fixing of Record Date: The Board of Directors may fix in advance a date as a record date for the determination of the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion, or exchange of stock, or for any other proper purpose, provided that such record date shall be a date not more than sixty (60) days nor, in the case of a meeting of shareholders, less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. In such case, only such shareholders as shall be shareholders of record on the record date so fixed shall be entitled to such notice of, and to vote at, such meeting or adjournment, or to give such consent, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, or to take other action, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any such record date. A meeting of shareholders convened on the date for which it was called may be adjourned from time to time without notice to a date not more than one hundred twenty
(120) days after the original record date.  [MGCL, Section 2-511]


                            ARTICLE IX

                     FISCAL YEAR, ACCOUNTANT


  Section 9.01. Fiscal Year: The fiscal year of the Corporation shall be the twelve (12) calendar months beginning on the 1st day of January in each year and ending on the last day of the following December, or such other period of twelve (12) calendar months as the Board of Directors may by resolution prescribe.

  Section 9.02.  Accountant:

            (a) The Corporation shall employ an independent public accountant or firm of independent public accountants for each series of the Corporation to examine the accounts of the Corporation with respect to such series and to sign and certify financial statements filed by the Corporation with respect to such series. The certificates and reports of the accountant(s) shall be addressed both to the Board of Directors and to the shareholders. The Corporation may employ a different accountant with respect to each series.

            (b) A majority of the members of the Board of Directors who are not interested persons (as such term is defined in the Investment Company Act) of the Corporation shall select the accountant for each series, by vote cast in person, at any meeting held within such period of time as may be allowed under the Investment Company Act. Such selection shall be submitted for ratification or rejection at the next succeeding annual shareholders' meeting for such series. If such meeting shall reject such selection, the accountant for such series shall be selected by majority vote of the Corporation's outstanding voting securities of such series, either at the meeting at which the rejection occurred or at a subsequent meeting of shareholders for such series called for the purpose.

            (c) Any vacancy occurring between annual meetings, due to the death or resignation of the accountant of a series, may be filled by the vote of a majority of those members of the Board of Directors who are not interested persons (as so defined) of the Corporation, cast in person at a meeting called for the purpose of voting on such action.

            (d) The employment of the accountant of a series shall be conditioned upon the right of such series of the Corporation by vote of a majority of the outstanding voting securities of such series at any meeting called for the purpose to terminate such employment forthwith without any penalty. [Investment Company Act, Section 32(a)]


                            ARTICLE X

                  INDEMNIFICATION AND INSURANCE


  Section 10.01. Indemnification and Payment of Expenses in Advance: The Corporation shall indemnify any individual ("Indemnitee") who is a present or former director, officer, employee, or agent of the Corporation, or who is or has been serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, who, by reason of his position was, is, or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter collectively referred to as a "Proceeding") against any judgments, penalties, fines, settlements, and reasonable expenses (including attorneys' fees) incurred by such Indemnitee in connection with any Proceeding, to the fullest extent that such indemnification may be lawful under Maryland law. The Corporation shall pay any reasonable expenses so incurred by such Indemnitee in defending a Proceeding in advance of the final disposition thereof to the fullest extent that such advance payment may be lawful under Maryland law. Subject to any applicable limitations and requirements set forth in the Corporation's Articles of Incorporation and in these By-Laws, any payment of indemnification or advance of expenses shall be made in accordance with the procedures set forth in Maryland law.

  Notwithstanding the foregoing, nothing herein shall protect or purport to protect any Indemnitee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office ("Disabling Conduct").

  Anything in this Article X to the contrary notwithstanding, no indemnification shall be made by the Corporation to any Indemnitee unless:

            (a) there is a final decision on the merits by a court or other body before whom the Proceeding was brought that the Indemnitee was not liable by reason of Disabling Conduct; or

            (b) in the absence of such a decision, there is a reasonable determination, based upon a review of the facts, that the Indemnitee was not liable by reason of Disabling Conduct, which determination shall be made by:

               (i) the vote of a majority of a quorum of directors who are neither "interested persons" of the Corporation as defined in Section 2(a)(19) of the Investment Company Act, nor parties to the Proceeding; or

               (ii)   an independent legal counsel in a written opinion.

  Anything in this Article X to the contrary notwithstanding, any advance of expenses by the Corporation to any Indemnitee shall be made only upon the undertaking by such Indemnitee to repay the advance unless it is ultimately determined that such Indemnitee is entitled to indemnification as above provided, and only if one of the following conditions is met:

            (a)  the Indemnitee provides a security for his undertaking;
                 or

            (b) the Corporation shall be insured against losses arising by reason of any lawful advances; or


            (c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Indemnitee will ultimately be found entitled to indemnification, which determination shall be made by:

               (i) a majority of a quorum of directors who are neither "interested persons" of the Corporation as defined in
                      Section 2(a)(19) of the Investment Company Act, nor parties to the Proceeding; or

               (ii)   an independent legal counsel in a written opinion.

  Section 10.02. Insurance of Officers, Directors, Employees and Agents: To the fullest extent permitted by applicable Maryland law and by Section 17(h) of the Investment Company Act, as from time to time amended, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in or arising out of his position, whether or not the Corporation would have the power to indemnify him against such liability. [MGCL, Section 2-418(k)]

  Section 10.03. Amendment: No amendment, alteration or repeal of this Article or the adoption, alteration or amendment of any other provision of the Articles of Incorporation or By-Laws inconsistent with this Article shall adversely affect any right or protection of any person under this Article with respect to any act or failure to act which occurred prior to such amendment, alteration, repeal or adoption.



                            ARTICLE XI

                            AMENDMENTS


  Section 11.01. General: Except as provided in Section 11.02 hereof, all By-Laws of the Corporation, whether adopted by the Board of Directors or the shareholders, shall be subject to amendment, alteration, or repeal, and new By-Laws may be made, by the affirmative vote of a majority of either:

            (a) the holders of record of the outstanding shares of stock of the Corporation entitled to vote, at any annual or special meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal, or new By-Law; or

            (b) the Directors present at any regular or special meeting at which a quorum is present if the notice or waiver of notice thereof or material sent to the Directors in connection therewith on or prior to the last date for the giving of such notice under these By-Laws shall have specified or summarized the proposed amendment, alteration, repeal, or new By-Law.

  Section 11.02. By Shareholders Only:

            (a) No amendment of any section of these By-Laws shall be made except by the shareholders of the Corporation if the shareholders shall have provided in the By-Laws that such section may not be amended, altered, or repealed except by the shareholders.

            (b) From and after the issue of any shares of the Capital Stock of the Corporation, no amendment of this Article XI shall be made except by the shareholders of the Corporation.

                           ARTICLE XII

                          MISCELLANEOUS


  Section 12.01. Use of the Term "Annual Meeting:" The use of the term "annual meeting" in these By-Laws shall not be construed as implying a requirement that a shareholder meeting be held annually.